UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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IRADIMED CORPORATION
(Name of Registrant as Specified In Its Charter)

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IRADIMED CORPORATION
1025 Willa Springs Drive, Winter Springs, FL 32708

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of IRADIMED CORPORATION which will be held on Friday, June 10, 2016, 10:00 am, local time, at 1025 Willa Springs Drive, Winter Springs, Florida 32708, which is the location of our offices.

The Annual Meeting of the Company is being held for the following purposes:

1.	To elect following persons to serve as directors:

Roger Susi, Monty Allen, and Anthony Vuoto; and

2.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The board of directors recommends a vote “FOR” the director nominees listed above and for the ratification of RSM US LLP as the independent registered public accounting firm of the Company.

Additional details regarding the meeting and the business to be conducted are described in the accompanying proxy statement.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting.  The proxy statement explains more about proxy voting, so please read it carefully.

We look forward to your continued support.

Sincerely,

/s/ Roger E. Susi

Roger E. Susi
President and Chief Executive Officer

April 29, 2016

April 29, 2016
1025 Willa Springs Drive
Winter Springs, FL 32708

It is important that your shares be represented at the 2016 Annual Meeting of Stockholders regardless of the number of shares you hold.   Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting.

If you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.   Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

This proxy statement is dated April 29, 2016 and is going to be first mailed to stockholders of IRADIMED CORPORATION on or about May 6, 2016.  This proxy statement contains information on matters to be voted upon at the 2016 Annual Meeting of Stockholders or any adjournments of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Friday, June 10, 2016 at 1025 Willa Springs Drive, Winter Springs, Florida 32708, which is the location of our offices.

PROXY STATEMENT FOR THE
 2016 MEETING OF STOCKHOLDERS
______________________

IRADIMED CORPORATION (“we,” “us,” “our,” “IRADIMED,” or the “Company”) is providing these proxy materials in connection with the 2016 Annual Meeting of Stockholders of IRADIMED CORPORATION (the “2016 Meeting”).  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2016 Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2016 MEETING

Q:	When and where is the 2016 Meeting?

A:	The 2016 Meeting is being held at 1025 Willa Springs Drive, Winter Springs, Florida 32708, at 10:00 am, local time on Friday, June 10, 2016. Driving directions to the 2016 Meeting may be obtained by contacting the Company at (407) 677-8022.

Q:	Who is entitled to vote at the 2016 Meeting?

A:	Holders of IRADIMED CORPORATION common stock, par value $0.0001 per share (“Common Stock”), at the close of business on April 14, 2016, the record date for the 2016 Meeting (the “Record Date”) established by our board of directors (the “Board”), are entitled to receive notice of the 2016 Meeting (the “Meeting Notice”), and to vote their shares at the 2016 Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about April 29, 2016.

As of the close of business on the Record Date, there were 10,914,424 shares of our Common Stock outstanding and entitled to vote. Holders of our Common Stock are entitled to one vote per share at the 2016 Meeting. Holders of the Common Stock are collectively referred to herein as the Company’s “stockholders.” At the 2016 Meeting, there are a total of 10,914,424 possible votes with respect to the outstanding shares of capital stock entitled to vote at the Meeting.

Q:	Who can attend the 2016 Meeting?

A:	Admission to the 2016 Meeting is limited to:

•	stockholders as of the close of business on the Record Date, April 14, 2016;

•	holders of valid proxies for the 2016 Meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2016 Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use.  If you hold your shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares.  If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2016 Meeting?

A:	The presence in person or by proxy of a majority in voting interest of the shares entitled to vote at the 2016 Meeting constitutes a quorum. Your shares will be counted as present at the 2016 Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote in person at the 2016 Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2016 Meeting?

The stockholders will vote on the following proposals:

•	Proposal 1. Election of Directors. To elect three members of our Board, each to hold office until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified, including Roger Susi, our Chief Executive Officer, who, if so elected, will be appointed by the Board to serve as Chairman of the Board.

•	Proposal 2. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

•	Proposal 1. Election of Directors. Each of the three nominees who receive the affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be elected.

•	Proposal 2. Ratification of Independent Registered Public Accounting Firm. The Company’s independent registered public accounting firm, RSM US LLP, will be ratified upon the affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy.

Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares:

•	“FOR” the three directors nominated by our Board as directors, each to serve until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified; and

•	“FOR” the ratification of RSM US LLP as the Company’s independent registered public accounting firm.

Q:	How do I vote?

A:	You may vote by any of the following methods:

•	In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the 2016 Meeting. If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares. A photo I.D. is required to vote in person.

•	By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.

•	By internet or telephone. Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and attends the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

•	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to IRADIMED CORPORATION, 1025 Willa Springs Drive, Winter Springs, FL 32708, Attention: Chris Scott, Chief Financial Officer, or by submitting another proxy card before the conclusion of the 2016 Meeting. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

•	Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

•	Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The election of directors (“Proposal 1”) is considered to be a non-routine matter under applicable rules. The confirmation of RSM US LLP as the Company’s independent registered public accounting firm (“Proposal 2”) is considered a routine matter. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

Q:	Could other matters be decided at the 2016 Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2016 Meeting other than those referred to in this proxy statement. If other matters are properly presented at the 2016 Meeting for consideration, the proxy holders for the 2016 Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.

Q:	How are proxies solicited and what is the cost?

A:	We are making, and we will bear all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our capital stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. We do not intend to engage a proxy solicitation firm to assist us in soliciting proxies.

Q:	What are the implications of being an “emerging growth company?”

A:	We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (or the JOBS Act) including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (or the Exchange Act). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We expect to remain an "emerging growth company" for up to five years after our initial public offering on July 15, 2014, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (ii) December 31 of the fiscal year that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period.

Q:	What should I do if I have questions regarding the 2016 Meeting?

A:	If you have any questions about the 2016 Meeting, would like to obtain directions to be able to attend the 2016 Meeting and vote in person or would like additional copies of any of the documents referred to in this proxy statement, you should call us at (407) 677-8022.

PROPOSAL 1 ELECTION OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES.

General

At the 2016 Meeting, a board of three directors will be elected, each to hold office until succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board).  Information concerning all director nominees is contained in this proxy statement.  All of the Board’s nominees are incumbent directors of the Company.

Board Recommendation

The Board unanimously recommends a vote “FOR” each nominee.

The three nominees receiving the highest number of votes will be elected. This Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions.  Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast on this Proposal 1.

PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE REAPPOINTMENT OF RSM US LLP.

Our stockholders are being provided the opportunity to ratify the Board’s appointment of RSM US LLP as the Company’s independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2016.

General

Our Board has appointed RSM US LLP (formerly McGladrey LLP) to examine our financial statements for 2016.  The selection of RSM US LLP as the independent registered public accounting firm for 2016 is being presented to our stockholders for ratification at the 2016 Meeting.  Representatives of RSM US LLP are expected to be present at the 2016 Meeting.

During the fiscal years ended December 31, 2015 and 2014, there were no disagreements with RSM US LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM US LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.  During the fiscal years ended December 31, 2015 and 2014 there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed or expected to be billed to our company for professional services rendered by our independent registered public accounting firm, for the fiscal years ended December 31, 2015 and 2014:

	2015	2014

Audit Fees	$173,326	$ 144.974
Audit-Related Fees	31,870	122,673
Tax Fees	—	31,930
All Other Fees	—	—

Total Fees	$205,196	$ 299,577

Audit Fees. Consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports, services performed in connection with regular filings with the Securities and Exchange Commission and other services that are normally provided by our independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2014, in connection with statutory and regulatory filings or engagements.

Audit Related Fees. For the year ended December 31, 2015, audit related fees consist of fees billed for professional services rendered in connection with the Company’s Registration Statement filings on Form S-3. For the year ended December 31, 2014, audit related fees consist of fees billed for professional services rendered in connection with the Company’s Registration Statement filings on Form S-1.

Tax Fees. Consist of fees billed for the preparation of a Research Tax Credit Study for Taxable Years Ended December 31, 2005 through December 31, 2013.

All Other Fees.  Represent amounts billed in each of the years presented for services not classifiable under the other categories listed in the table above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

On April 14, 2014 we adopted an Audit Committee Charter which requires the Audit Committee to pre-approve all audit and non-audit services provided by our independent registered public accounting firm.  All of the services and fees since the adoption of our Audit Committee Charter were reviewed and approved by our Audit Committee before the respective services were rendered.

Our Audit Committee has considered the nature and amount of fees billed or expected to be billed by RSM US LLP and believes that the provision of services for activities unrelated to the audit was compatible with maintaining RSM US LLP’s independence.

Vote Required for Approval

The foregoing Proposal 2 will be approved upon the affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of RSM US LLP as its independent registered public accounting firm for fiscal year 2016.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers, our current directors, and our director nominees who have been nominated for election as directors at the Annual Meeting, the positions held by them and their ages as of April 29, 2016 are as follows:

Name	Age	Position(s)
Roger Susi	62	Chief Executive Officer, President, Director and director nominee, Chairman of the Board nominee
Chris Scott	45	Chief Financial Officer and Secretary
Brent Johnson	56	Executive Vice President of Worldwide Sales and Marketing
Francis Casey	61	Vice President of Regulatory and Quality Assurance
Steve Nardi	54	Vice President of Manufacturing
Louis Waldman	60	Controller
Monty Allen(1)(2)	63	Director and director nominee
Anthony Vuoto(1)(2)	64	Director and director nominee

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee

Information Concerning Director-Nominees

Roger Susi. Mr. Susi is the founder of our Company and has served as our Chief Executive Officer and President and a director from inception. He has over 25 years of management experience in the medical device industry, including as a founder, Chairman and Chief Executive Officer of Invivo Research Inc., a medical device company and the predecessor to Invivo Corporation, which established MRI-safe patient monitoring. Mr. Susi served as a director of Invivo Corporation from 1998 through 2000 and as President of Invivo Research Inc. from 1979 through 1998. Mr. Susi is a biomedical engineer and received a B.S. in Biomedical Engineering from Case Western Reserve University in 1977. We believe Mr. Susi's extensive experience in the medical device industry and intimate knowledge of our Company as one of our founders qualify him to serve as Chairman of our Board of Directors.

Monty Allen. Mr. Allen has served as a member of our Board of Directors since January 2014. Mr. Allen served as Chief Financial Officer, Secretary and Treasurer of LENSAR, Inc., a medical device business from 2005 through 2011 and continues to serve LENSAR LLC, it’s successor, and other companies as a business consultant. Mr. Allen has more than 40 years of accounting and finance experience including service as Chief Financial Officer of AgriDyne Technologies Inc., and Autonomous Technologies Corporation, which each completed an initial public offering during his tenure, in 1992 and 1996, respectively. Mr. Allen also served as Chief Financial Officer of LightPath Technologies Inc., a publicly-held manufacturer of optical components, from 2003 to 2005. Mr. Allen is a licensed CPA in Florida. Mr. Allen received a B.S. in Accounting and International Business from Florida State University in 1974 and an M.B.A. in General Management from Harvard University in 1978. We believe that Mr. Allen's past experience and expertise in the fields of accounting and finance qualify him to serve on our Board of Directors.

Anthony Vuoto.  Mr. Vuoto was appointed to our Board of Directors in March 2016.  Mr. Vuoto was formerly General Manager of Retail Payment Solutions at US Bank.  Throughout his career, Mr. Vuoto has held senior leadership positions in a number of financial institutions and has focused on operations, treasury, investor relations, business development, financial planning and reporting.  Mr. Vuoto received an A.B. in Economics from Princeton University in 1973 and an M.B.A. in Finance from the Wharton Graduate School of Business in 1975.  We believe that Mr. Vuoto’s past experience and expertise in the fields of strategy and organizational development qualifies him to serve on our Board of Directors.

Information Concerning Executive Officers Who are Not Directors

Chris Scott.  Mr. Scott has served as our Chief Financial Officer and Secretary since December 2013. Mr. Scott has extensive `experience in finance and accounting. Mr. Scott held a management position at Darden Restaurants, Inc. from 2010 to 2013, where he provided accounting and reporting oversight. From 2002 to 2010, Mr. Scott served as an auditor and senior manager at KPMG LLP. Mr. Scott received a B.S. in Accounting from the University of Central Florida in 2002.

Brent Johnson.  Mr. Johnson has served as our Executive Vice President of Worldwide Sales and Marketing since 2012. From 2009 to 2011, Mr. Johnson was the Vice President of Sales and Marketing at HyGreen Inc., which provides hygiene compliance systems for acute care facilities. Mr. Johnson was responsible for leading and executing HyGreen's commercialization strategy. From 1996 to 2007, Mr. Johnson was the Vice President of Worldwide Sales and Marketing at Invivo Corporation where he was responsible for leading Invivo's sales and marketing strategies. Mr. Johnson received a B.S. in Business Administration and Finance from San Diego State University in 1982.

Francis Casey.  Mr. Casey has served as our Vice President of Quality Assurance and Regulatory Affairs since 2004. Mr. Casey is a biomedical engineer with more than 30 years of experience in the medical device field as a regulatory professional for large and medium sized companies. His experience includes generating and/or obtaining FDA 510(k) clearances for over 50 Class II and III medical devices, including infusion products, and establishing ISO and FDA quality assurance systems. Mr. Casey brings to our Company more than 20 years of MRI compatible product experience. Mr. Casey received a B.S. in Biomedical Engineering from Temple University in 1978.

Steve Nardi.  Mr. Nardi has served as our Vice President of Manufacturing since 2013. Mr. Nardi possesses over 25 years of engineering experience in the medical device industry, including senior management and principal engineer roles. Mr. Nardi received a B.S. in Engineering Technology from Northeastern University Boston in 2003 and an M.S. in Technology Commercialization from Northeastern University Boston in 2010.

Louis Waldman.  Mr. Waldman has served as our Controller since 2005. Mr. Waldman brings more than 25 years of professional accounting experience in the medical device and oil refining industries. Mr. Waldman previously served as controller and VP of Finance at Invivo Research Inc. before joining us in 2005. Mr. Waldman received a B.S. in Accounting from Case Western Reserve University in 1977.

Corporate Governance

Board Leadership Structure.  In keeping with good corporate governance practices, we maintain a majority of independent directors and our committees are comprised solely of independent directors. We no longer require as a matter of policy that our Chairman of the Board be an independent director.

Board Role in Risk Oversight.  One of the key functions of our Board is informed oversight of our risk management process. Our Board will not have a standing risk management committee, but rather intends to administer this oversight function directly through our Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic and medical regulatory risk exposures, and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to issue guidelines and policies to govern the process by which financial accounting and reporting risk assessment and management is undertaken, monitor compliance with related legal and regulatory requirements, and oversee the performance of our internal audit function. Our compensation committee will assess and monitor whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Passing of Mr. Novovich and Board Vacancy.  Mr. Novovich, a board member since 2005, passed away on April 15, 2016.  The board is actively seeking a qualified replacement and expects to find and appoint a replacement prior to the annual meeting of stockholders pursuant to the procedures outlined in the Company’s bylaws.

Director Independence.  The Board makes an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence.  In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence. We deem that Roger Susi is not independent as that term is defined by NASDAQ 5605(a)(2) because Mr. Susi serves as our President and Chief Executive Officer. We deem that Antony Vuoto and Monty Allen are independent as that term is defined by NASDAQ 5605(a)(2).  We deemed that Serge Novovich was an independent director prior to his passing.

Director Nominations.  Our Board does not have a standing Nominating Committee. As opposed to delegating such functions to a sub-group of the Board, it has been the Company’s preference to involve all of the Board members in the nomination process.  All of the members of the Board consider and recommend candidates for election to the Board and nominees for committee memberships and committee chairs.  Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills, experience relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board.  All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director.  A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Board will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company.  In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors.  The Board will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”

Executive Sessions.  Non-management directors may meet in executive sessions without our management.  Non-management directors are those directors who are not also our executive officers and include directors, if any, who are not independent by virtue of the existence of a material relationship with our company. Executive sessions are led by our Audit Committee Chairman.  An executive session is sometimes held in conjunction with each regularly scheduled Audit Committee meeting and other sessions may be called by the Audit Committee Chairman in his own discretion or at the request of the Board of Directors.

The Board and Board Committees

The Board.  The Board met four times for meetings during 2015, with such meetings including regularly scheduled meetings and special board meetings held as needed.  During 2015, each incumbent director attended 75% or more of the Board meetings for the periods during which each such director served.  Directors are not required to attend annual meetings of our stockholders.  Mr. Susi and Mr. Allen attended the 2015 annual meeting.

Board Committees.  Our Board includes an audit committee and a compensation committee. Our audit and compensation committees are comprised solely of independent board members.  The audit committee held thirteen meetings during 2015 and the compensation committee held six meeting during 2015.

Audit Committee.  Our audit committee currently consists of Mr. Allen, who is the chair of the Committee and Mr. Vuoto (since March 28, 2016) (Mr. Novovich was a member of our audit committee prior to his passing), each of whom has been determined by our Board to be independent in accordance with NASDAQ and SEC standards. Mr. Hawkins was a member of the audit committee during 2015.  Mr. Allen is an "audit committee financial expert" as the term is defined under the SEC regulations. The audit committee operates under a written charter. The functions of the audit committee include:

•	overseeing our evaluation and engagement of independent registered public accountants;

•	reviewing our audited financial statements and discussing them with the independent registered public accountants and our management;

•	meeting with the independent registered public accountants and our management to consider the adequacy of our internal controls; and

•	reviewing our financial plans, reporting recommendations to our full Board for approval and authorizing actions.

Both our independent registered accounting firm and internal financial personnel may meet with our audit committee and have unrestricted access to the audit committee.

Compensation Committee.  Our compensation committee currently consists of Mr. Vuoto (since March 28, 2016), who is Chairman of the committee, and Mr. Allen, both of whom have been determined by our Board to be independent in accordance with NASDAQ standards.  Mr. Hawkins served as a member of and chairman of the compensation committee during 2015.  Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The compensation committee operates under a written charter.  The functions of the compensation committee include:

•	reviewing and, if deemed appropriate, recommending to our Board policies, practices, and procedures relating to the compensation of our directors, officers, and other managerial employees and the establishment and administration of our employee benefit plans;

•	determining or recommending to the Board the compensation of our executive officers; and

•	advising and consulting with our officers regarding managerial personnel and development.

•	In 2015 our compensation committee engaged Barney & Barney, consultants, to advise on board compensation. The committee considered the report’s information and recommendations in making revisions to board compensation for 2016.

Code of Ethics and Conduct.

Our Board adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees.  The Code of Ethics is available in print to any stockholder that requests a copy.  Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available on our website at www.iradimed.com.  We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

Family Relationships.

There are no family relationships among the individuals comprising our Board of Directors and executive officers.

Stockholder Recommendations for Board Candidates

The Board will consider qualified candidates for directors recommended and submitted by stockholders.  Submissions that meet the then current criteria for board membership are forwarded to the Board for further review and consideration.  The Board will consider a recommendation only if the informational and other requirements set forth in our bylaws are met.  The Board will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.  To submit a recommendation for a nomination, a stockholder must write to the Company’s Secretary, at our principal office, Attention:  Chris Scott, Secretary.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to IRADIMED CORPORATION, 1025 Willa Springs Drive, Winter Springs, FL 32708, Attention: Chris Scott, Secretary.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors.  The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board.  The Board will determine the method by which such submissions will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

EXECUTIVE AND DIRECTOR COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders.  We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances.

Summary Compensation Table

The following table sets forth total compensation earned by our named executive officers, who are comprised of our principal executive officer and our next two highest compensated executive officers other than the principal executive officer for the years ended December 31, 2015 and 2014.

Name and Principal Position		Salary	Bonus	Option Awards(1)	Other Annual Compen- sation	Total
	Year	($)	($)	($)	($)	($)
Roger Susi(3)	2015	260,575	195,000	--	--	455,575
Chief Executive Officer and President	2014	219,208	245,000	--	10,400(2)	474,608

Chris Scott	2015	203,462	97,500	--	10,600(2)	311,562
Chief Financial Officer	2014	152,500	135,000	286,022	4,239(2)	577,761

Brent Johnson	2015	228,172	132,000	--	10,600(2)	370,772
Executive VP of Worldwide Sales and Marketing	2014	175,191	102,500	--	17,321(4)	295,012

(1)	This amount reflects the aggregate grant date fair value computed in accordance with ASC Topic 718.

(2)	This amount represents our matching contributions to the executive officer’s contributions to their respective 401(k) retirement plans.

(3)	Mr. Susi also serves as a member of our Board of Directors but does not receive any compensation for his service as a director.

(4)	This amount includes $7,200 in an annual automobile allowance for 2014 and the remaining amounts represent our matching contributions to Mr. Johnson's 401(k) retirement plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer and director certain information concerning the outstanding equity awards as of December 31, 2015.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Chris Scott, Chief Financial Officer	48,125	48,125	$1.48	12/30/2023
	8,750	26,250	$9.84	12/14/2024

Brent Johnson, Executive VP of Worldwide Sales and Marketing	432,775	--	$0.93	12/30/2021
	208,805	69,603	$0.93	10/30/2022
	49,940	99,880	$1.48	12/30/2023

Monty Allen, Director	312	19,688	$1.48	12/31/2023
	2,500	7,500	$7.10	9/28/2024
	2,500	7,500	$9.84	12/14/2024

James Hawkins, Director(1)	70,000	70,000	$1.48	12/31/2023
	13,125	4,375	$1.29	11/20/2022
	2,500	7,500	$7.10	9/29/2024
	2,500	7,500	$9.84	12/15/2024

Serge Novovich, Director(2)	4,375	4,375	$1.29	11/20/2022
	6,563	13,125	$1.48	12/31/2023
	2,500	7,500	$9.84	12/15/2024
	2,500	7,500	$7.10	9/29/2024

(1)	Mr. Hawkins was a director during Fiscal Year 2015 but is not standing for re-election at this year’s annual meeting.
(2)	Mr. Novovich’s options ceased vesting on April 15, 2016 but have extended exercisability in accordance with the terms of the Company’s 2005 Incentive Stock Plan and the Company’s 2014 Equity Incentive Plan.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table presents information as of December 31, 2015 regarding compensation plans under which equity securities of the Company are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders	1,629,342	$2.58	757,750
Equity compensation plans not approved by security holders	—	—	—
Total	1,629,342	$2.58	757,750

(1)	Represents stock options outstanding under the Company’s 2005 Incentive Stock Plan and the Company’s 2014 Equity Incentive Plan.
(2)	Represents shares available for issuance under the Company’s 2014 Equity Incentive Plan.

Employment Agreements

In April 2014, we entered into a written employment agreement with Roger Susi as our Chief Executive Officer and President. The agreement provides for a base annual salary of $225,000, with eligibility for merit increases to the base salary, annual bonuses and standard employee benefits. After taking into account subsequent merit increases, Mr. Susi’s base annual salary under the employment agreement is currently $267,800. The agreement continues until terminated by us or by Mr. Susi in accordance with the terms of the agreement. If Mr. Susi is terminated by us without cause or he terminates his employment with us for good reason, each as defined under the agreement, we must pay him an amount equal to 12 months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Mr. Susi terminates his employment with us for good reason, we must pay him an amount equal to three times his then current annual salary. The employment agreement also contains non-solicitation, non-compete, and confidentiality provisions and an employee innovation and proprietary information assignment to us by Mr. Susi of any of his inventions or innovations.

We entered into an employment agreement with Chris Scott as our Chief Financial Officer in December 2013, pursuant to which we agree to compensate Mr. Scott at a base annual salary of $145,000, with eligibility for merit increases to the base salary, annual bonuses and standard employee benefits. After taking into account subsequent merit increases, Mr. Scott’s base annual salary under the employment agreement is currently $206,000. The employment agreement also provides for a one-time grant of stock options exercisable to purchase 96,250 shares of our common stock. The agreement continues until terminated by us or by Mr. Scott in accordance with the terms of the agreement. If Mr. Scott is terminated by us without cause or he terminates his employment with us for good reason, each as defined under the agreement, we must pay him an amount equal to six months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Mr. Scott terminates his employment with us for good reason, we must pay him an amount equal to his then current annual salary but no less than $145,000. The agreement also contains non-solicitation, non-compete and confidentiality provisions.

We entered into a written employment agreement in December 2011 with Brent Johnson, our Executive Vice President of Worldwide Sales and Marketing. The employment agreement provides for a base annual salary of $175,000, with eligibility for merit increases to the base salary, annual bonuses and standard employee benefits. After taking into account subsequent merit increases, Mr. Johnson’s base annual salary under the employment agreement is currently $232,100. The agreement continues until terminated by us or by Mr. Johnson in accordance with the terms of the agreement. If Mr. Johnson is terminated by us without cause or he terminates his employment with us for good reason, we must pay him an amount equal to 12 months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Mr. Johnson terminates his employment with us for good reason, we must pay him an amount equal to his then current annual salary. The employment agreement also contains non-solicitation, non-compete and confidentiality provisions.

We entered into a written employment agreement in June 2013 with Steven Nardi, our Vice President of Manufacturing. The employment agreement provides for a base annual salary of $140,000, eligibility for annual bonuses and for standard employee benefits and stock options. After taking into account subsequent merit increases, Mr. Nardi’s base annual salary under the employment agreement is currently $159,750. The agreement continues until terminated by us or by Mr. Nardi in accordance with the terms of the agreement. If Mr. Nardi is terminated by us without cause or he terminates his employment with us for good reason, we must pay him an amount equal to 6 months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Mr. Nardi terminates his employment with us for good reason, we must pay him an amount equal to 6 months of his then-current annual salary. The employment agreement also contains non-solicitation, non-compete and confidentiality provisions.

Employee Benefit Plans

2005 Incentive Stock Plan

In connection with the merger agreement effecting the reincorporation of our Oklahoma entity into the newly formed Delaware corporation in April 2014, the Delaware corporation assumed all obligations associated with the Oklahoma corporation's 2005 Incentive Stock Plan (the "2005 Plan"). The 2005 Plan was terminated as of the date of the merger and no new awards will be granted thereunder. All outstanding stock options under the 2005 Plan were assumed and adopted, subject to the 1.75:1 conversion ratio of the merger, by the Company and continue, to the extent yet unexercised and unexpired, to be outstanding and governed by the 2005 Plan. Upon expiration of any outstanding options under the 2005 Plan, the corresponding number of shares of common stock reserved will be cancelled and will not be made available for issuance under our new plan described below. As of December 31, 2015, options to purchase a total of 1,390,342 shares of common stock were issued and outstanding under the 2005 Plan.

2014 Equity Incentive Plan
In April 2015, our Board adopted and the Shareholders approved the IRADIMED CORPORATION 2014 Equity Incentive Plan (the "2014 Plan"). 1,000,000 shares of common stock have been reserved for issuance under the 2014 Plan. Any shares covered by an award that are forfeited, expired, cancelled, settled in cash, settled by issuance of fewer shares than the amount underlying the award, or otherwise terminated without delivery of shares to the grantee, will be available for future grants under the 2014 Plan. The following types of awards are available for grant under the 2014 Plan: ISOs, non-qualified stock options ("NSOs"), stock appreciation rights ("SARs"), restricted stock, restricted stock units, performance awards and other stock-based awards and cash awards. Unless earlier terminated by our Board, the authority to make grants under the 2014 Plan will terminate on April 14, 2024.

Eligibility to participate in the 2014 Plan is limited to such employees, officers, directors, consultants and advisors of the Company, or of any affiliate, as our Board may determine and designate from time to time. The exercise price per share of an ISO or NSO (together, “Options”) will in no event be less than 100% of the fair market value per share of our stock underlying the award on the grant date. The grant price of a SAR will be fixed at the fair market value of a share of stock on the date of grant. Our Board determines when an Option or SAR will become exercisable and includes such information in the award agreement. Options and SARs will expire at such time as our Board determines; provided, however that no Option may be exercised more than ten years from the date of grant, or in the case of an ISO held by a Ten Percent Shareholder, not more than five years from the date of grant.

As of December 31, 2015, options to purchase a total of 239,000 shares of common stock were issued and outstanding under the 2014 Plan.

Limitations of Director Liability and Indemnification of Directors, Officers, and Employees

As permitted by the Delaware General Corporation Law, provisions in our charter and amended and restated bylaws limit or eliminate the personal liability of our directors.  Consequently, directors will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, our charter and amended and restated bylaws provide that:

•	we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions, including an exception for indemnification in connection with a proceeding (or counterclaim) initiated by such persons; and

•	we will advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

We maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control our company, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.  We believe that these provisions and the insurance are necessary to attract and retain talented and experienced directors and officers.

Director Compensation

 We compensate non-employee members of the Board of Directors.  Directors who are also employees do not receive cash or equity compensation for service on the Board of Directors in addition to compensation payable for their service as our employees.  The non-employee members of our Board of Directors are reimbursed for travel, lodging, and other reasonable expenses incurred in attending Board of Directors or committee meetings.

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by the non-employee members of our Board of Directors for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation	Total
Serge Novovich(2)	32,500	--	--	--	32,500
Monty Allen	35,500	--	--	--	35,500
James Hawkins(3)	35,500	--	--	--	35,500

(1)	This amount reflects the aggregate grant date fair value computed in accordance with ASC Topic 718.
(2)	Mr. Novovich was a director during Fiscal Year 2015.
(3)	Mr. Hawkins was a director during Fiscal Year 2015 but is not standing for re-election at this year’s annual meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2015, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with..

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described above in "Executive and Director Compensation," the following is a description of each transaction since January 1, 2015 and each currently proposed transaction in which (i) we have been or are to be a participant, (ii) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end, and (iii) any of our directors, executive officers, holders of more than 5% of our capital stock, or any member of their immediate families or persons sharing their household had or will have a direct or indirect material interest.

Lease of Property from CEO

We entered into a lease, commencing July 1, 2014, for a new facility in Winter Springs, Florida owned by Susi, LLC, an entity controlled by our president and CEO, Roger Susi. The facility is approximately 27,000 square-feet and will house our manufacturing operations and corporate headquarters. Pursuant to the terms of our lease for this property, the monthly base rent is $32,616, adjusted annually for changes in the consumer price index. The term of the lease expires on May 31, 2019. The lease will automatically renew for two successive terms of five years each beginning in 2019 and again in 2024, and thereafter, will be renewed for successive terms of one year each.

Purchase of Common Stock in Initial Public Offering by Director

At our request, the underwriters in our initial public offering, which closed on July 21, 2014, reserved 80,000 shares of our common stock for sale to James Hawkins, then Chairman of our Board of Directors. The number of shares of common stock available for sale to the general public was reduced by such amount. All sales of reserved common stock to Mr. Hawkins were made at the initial offering price of $6.25, thus the total purchase price was $500,000.

Secondary Offering by CEO

On December 18, 2015, our founder and CEO Roger Susi sold 1,043,479 shares of our Common stock in an underwritten secondary offering.

Policies and Procedures for Related Party Transactions

In April 2014, we established an audit committee and adopted an audit committee charter. Our audit committee has the primary responsibility for reviewing and approving or disapproving "related party transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our audit committee charter provides that the audit committee shall review and approve or disapprove any related party transactions

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT

The following table sets forth, as of March 31, 2016, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and our named executive officers and by our current directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.  Except as otherwise noted, the address of each person or entity in the following table is c/o IRADIMED CORPORATION, 1025 Willa Springs Drive, Winter Springs, FL 32708.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percentage
5% Stockholders
Directors and Named Executive Officers (1)
Roger Susi(2).	5,800,000(2)	52.6%
Chris Scott(3)	56,875	0.5%
Brent Johnson(4)	641,581	5.5%
Francis Casey(5)	150,000	1.4%
Steve Nardi(6)	3,974	*%
Louis Waldman(7)	139,688	1.3%
Monty Allen(8)	11,875	*%
Serge Novovich(9)	112,045	1.0%
All directors and named executive officers as a group (9 persons)	6,916,829	58.5%

*  Indicates less than one percent.

(1)
Percentage of ownership is based on 11,034,810 shares of our common stock issued and outstanding as of March 31, 2016. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
Includes 1,075,000 shares of common stock held by the Roger E. Susi Revocable Trust, 2,362,500 shares of common stock held by the Matthew Susi 2008 Dynasty Trust, and 2,362,500 shares of common stock held by the Phillip Susi 2008 Dynasty Trust. Roger Susi is the settlor and trustee of the Roger E. Susi Revocable Trust. Roger Susi is the settlor of the Matthew Susi 2008 Dynasty Trust and the Phillip Susi 2008 Dynasty Trust, which are irrevocable, but for which Roger Susi holds rights as the settlor to substitute the assets of the trusts in certain circumstances. J. Richard Susi, the brother of Roger Susi, is the trustee for the Matthew Susi 2008 Dynasty Trust and the Phillip Susi 2008 Dynasty Trust.

(3)	Includes 56,875 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days.
(4)	Includes 641,581 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days.
(5)	Includes 10,000 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days.
(6)	Includes 1,874 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days.
(7)	Includes 49,688 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days.
(8)	Includes 11,875 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days.
(9)	Includes 14,937 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days. Mr. Novovich passed away on April 15, 2016.

AUDIT COMMITTEE REPORT

The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

Our Audit Committee is composed of “independent” directors, as determined by our Board in accordance with NASDAQ and SEC standards. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board.  A copy of the charter can be found on our website at www.iradimed.com.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, relating to financial accounting and reporting, the evaluation and engagement of our independent registered public accountants, and assessing the adequacy of internal controls. Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal control over financial reporting, and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management our audited financial statements for the year ended December 31, 2015. In addition, the Audit Committee has discussed with RSM US LLP, our independent auditors, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee has met separately with management and with RSM US LLP. The Audit Committee has also received the written disclosures and the letter from RSM US LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM US LLP’s communications with the Audit Committee concerning independence, and has discussed with RSM US LLP its independence.

Based on the review and discussions referred to above and relying thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2017 annual meeting of stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than March 19, 2017 (unless the date of the 2017 annual meeting of Stockholders is not within thirty (30) days of June 10, 2017, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2017 annual meeting).  Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

NO DISSENTERS’ RIGHTS

Under the Delaware General Corporation Law, our holders of Common Stock are not entitled to dissenters' rights with respect to any of the Proposals, and we will not independently provide such holders with any such right.

FORM 10-K ANNUAL REPORT TO STOCKHOLDERS

On March 10, 2016, the Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2015. We have enclosed the Annual Report with this proxy statement. The Annual Report includes our audited financial statements for the fiscal year ended December 31, 2015, along with other financial information and management discussion which we urge you to read carefully.

2016 MEETING PROXY MATERIALS RESULTS

Copies of this proxy statement and proxy materials ancillary hereto may be found on our website at www.iradimed.com and at www.proxyvote.com. We intend to publish final results from the 2016 Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four business days from the 2016 Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge by calling us at (407) 677-8022 or visiting www.iradimed.com or calling the SEC at (800) 732-0330 or visiting http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one Proxy Statement is being delivered to two (2) or more stockholders who share an address, unless the Company has received contrary instruction from one (1) or more of such stockholders. The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing to us at 1025 Willa Springs Drive, Winter Springs, FL 32708 Attention:  Chris Scott or telephoning us at (407) 677-8022.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  Chris Scott
Chris Scott
Corporate Secretary
Dated: April 29, 2016
Winter Springs, Florida